UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 6, 2013

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AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459
(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On June 6, 2013, Ambient Corporation (the “Company”) held its annual meeting of stockholders at 10:00 a.m. at 85 Wells Avenue, First Floor Auditorium, Newton, MA 02459 to. As of April 19, 2013, the record date for the 2013 Annual Meeting, there were 16,664,553 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 13,601,956 shares of common stock was present at the 2013 Annual Meeting. The final voting results of the 2013 Annual Meeting are set forth below.

1.  Proposal to elect directors to serve until the 2013 Annual Meeting of Stockholders.

The Company’s stockholders elected each of the Company’s six nominees for director to serve a term of one year to expire at the 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
John J. Joyce	13,573,731	28,225
Michael Widland	13,571,385	30,571
D. Howard Pierce	13,586,132	15,824
Thomas Michael Higgins	13,585,745	16,211
Shad Stastney	13,430,217	171,739
Francesca E. Scarito	13,584,531	17,425

2.	Proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers.

The Company’s stockholders approved, in a nonbinding and advisory vote, the compensation of its named executive officers as described in the Company’s Proxy Statement, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,583,628	17,765	563	3,062,597

3.	Nonbinding advisory vote to determine the frequency of the non-binding vote on the Company’s executive compensation (once every year, every two years or every three years).

The results of the nonbinding advisory vote of the Company’s stockholders with respect to the frequency of nonbinding advisory votes on executive compensation, are as set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
143,094	14,319	13,438,565	5,978	3,062,597

All proposals received the requisite number of votes and were approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 11, 2013	By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer

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